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                                                                   EXHIBIT 10.61

                                PROMISSORY NOTE

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
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     PRINCIPAL      LOAN DATE        MATURITY      LOAN NO      CALL     COLLATERAL   ACCOUNT      OFFICER     INITIALS
    $168,750.00     12-23-1997      12-31-2004       5001        81         5140      5235200       80288
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        References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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

BORROWER: Meadow Valley Contractors, Inc. (TIN: 88-0171959)                 LENDER:  NEVADA STATE BANK
          4411 South 40th Street #D-11                                               CORPORATION BANKING
          Phoenix, AZ 85040                                                          201 SOUTH 4TH STREET
                                                                                     P.O. BOX 990
                                                                                     LAS VEGAS, NV 89125-0990
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PRINCIPAL AMOUNT: $168,750.00      INTEREST RATE: 9.000%       DATE OF NOTE:
                                                               DECEMBER 23, 1997

PROMISE TO PAY. Meadow Valley Contractors, Inc. ("Borrower") promises to pay to
NEVADA STATE BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Sixty Eight Thousand Seven Hundred
Fifty & 00/100 Dollars ($168,750.00), together with interest at the rate of 9.000% per annum on the unpaid principal balance from December 23, 1997, until paid in full.


PAYMENT. Borrower will pay this loan in 84 payments of $2,731.11 each payment.
Borrower's first payment is due January 31, 1998, and all subsequent payments are due on the same day of each month after that, Borrower's final payment will be due on December 31, 2004, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this
Note is 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule.
Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a)
Borrower fails to make any payment when due. (b) Borrower breaks any promise
Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform
Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any Borrower's accounts with Lender.
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliances as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 3,000 percentage points.
The interest rate will not exceed the maximum rate permitted by applicable law.
Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection service. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in this State of Nevada. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Clark County, the State of Nevada (Initial Here
[SIGNATURE ILLEGIBLE]). Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Nevada.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts
Borrower may open in he future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge to setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

COLLATERAL. This Note is secured by a Deed of trust of even date.

ARBITRATION. Lender, Borrower and/or Guarantor (where applicable) agree that:
(a) Any claim or controversy ("Dispute") between or among the parties, including but not limited to Disputes arising out of relating to the Agreement, this Addendum ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration
Association ("the Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement or Related Documents.

1.   ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY
     LIMITED REVIEW BY A COURT.
2.   IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT,
     INCLUDING THEIR RIGHT TO A JURY TRIAL.
3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.
4.   ARBITRATIONS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL
     REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF
     ARBITRATORS' RULINGS IS VERY LIMITED
5.   A PANEL OF ARBITRATIONS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS
     AFFILIATED WITH THE BANKING INDUSTRY.
6.   IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE
     AMERICAN ARBITRATION ASSOCIATION.

(b) The arbitration proceedings shall be conducted in Las Vegas, Nevada at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one-hundred-fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this Agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statue or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily dismiss any Dispute or defense on that basis. The doctrines of complusory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute.
The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Bank, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

(c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall be knowledgeable in the subject matter of the Dispute. Where three arbitrators conduct an arbitrator proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must be knowledgeable in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award recovery of all costs and fees (includings attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s) fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may granted provisional or ancillary remedies including but not limited to ??????????? ?????????????????????


12-23-1997                      PROMISSORY NOTE
LOAN NO 5001                      (CONTINUED)
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appointment of a receiver.

(d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Two Million Dollars ($2,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitration(s)' fees.

(e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of the arbitration clause.

(f) Notwithstanding the applicability of any other law to the Agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any charge in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

Meadow Valley Contractors, Inc.

By: /s/ Gary W. Burnell
   -----------------------------------
    Gary W. Burnell, Vice President

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